                                                                    Exhibit 4.21


         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                           SIRIUS SATELLITE RADIO INC.

                          COMMON STOCK PURCHASE WARRANT

         This certifies that, for good and valuable consideration, Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), grants to DaimlerChrysler AG, a German corporation ("DCAG"), or registered assigns (together with DCAG, the "Warrantholder"), the right to subscribe for and purchase from the Company an aggregate of up to 21,500,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the purchase price per share of $1.04 (the "Exercise Price"), at any time and from time to time, during the period from and including 9:00 AM, New York City time, on the date hereof until 5:00 PM, New York City time, on the date of the termination or expiration (the "Expiration Date") of the Amended and Restated Agreement, dated as of May 13, 2002, among the Company, DaimlerChrysler Corporation ("DCC") , Freightliner LLC ("Freightliner") and Mercedes-Benz USA, LLC ("Mercedes" and, together with DCC, Freightliner and their respective subsidiaries and designated affiliates, "DaimlerChrysler"), as amended, all subject to the terms, conditions and adjustments herein set forth.

         Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 10.

Certificate No. DCX-5

Number of Shares: 21,500,000

Name of Warrantholder:  DaimlerChrysler AG, a German corporation

         1. Duration and Exercise of Warrant; Limitations on Exercise; Payment of Taxes.

         1.1 Excercisability of Warrant. Subject to the terms and conditions set forth herein, and so long as DaimlerChrysler is in compliance in all material respects with the terms and conditions of the Amended and Restated Agreement, dated as of May 13, 2002, among the Company, DCC, Mercedes and Freightliner, as amended, supplemented or otherwise modified from time to time (including pursuant to that certain letter agreement, dated as of April 5, 2004, between the Company and DCC), the right to exercise this Warrant shall vest, and this Warrant shall become exercisable as follows:

              (a) with respect to 750,000 shares of Common Stock, on the earlier of (i) June 30, 2004, if DCC has included a one-year subscription to the Sirius Service as part of the sales price or leasing cost of every 2005 model year DCC Factory Enabled Vehicle or
         (ii) the date on which 250,000 Eligible Vehicles have been produced;

              (b) with respect to 750,000 shares of Common Stock, on the earlier of (i) June 30, 2005, if DCC has included a one-year subscription to the Sirius Service as part of the sales price or leasing cost of every 2006 model year DCC Factory Enabled Vehicle or (ii) the date on which 250,000 Eligible Vehicles have been produced;

              (c) with respect to 2,000,000 shares of Common Stock, on the earlier of (i) December 31, 2004, if on or before such date DCC has certified to the Company in writing (which certification shall include reasonable supporting documentation) that it has commenced factory installation of Sirius Receivers in production models of 12 of the following 13 vehicle lines: PT Cruiser, Durango, Ram, Dakota, 300 Series, Sebring/Stratus, Magnum, Grand Cherokee, Liberty, Wrangler, Caravan, Town & Country and Pacifica or (ii) the date on which 250,000 Eligible Vehicles have been produced;

              (d) with respect to 2,500,000 shares of Common Stock, on the earlier of (i) August 31, 2005, if on or before such date DCC has delivered, or caused a supplier reasonably acceptable to the Company to deliver, to the Company an Integrated Head Unit suitable for commencement of DCC's design verification, and such Integrated Head Unit has passed the Company's reasonable type acceptance requirements; provided that if DCC fails to deliver, or fails to cause a supplier reasonably acceptable to the Company to deliver, such Integrated Head Unit on or prior to August 31, 2005 solely as a result of the failure of the Company (or a supplier to the Company) to deliver to DCC, on or prior to December 31, 2004, a Sirius Standard Module suitable for commencement of DCC's design verification, then such August 31, 2005 date shall be extended by the number of days such delivery to DCC has been delayed, or (ii) the date on which 3,200,000 Eligible Vehicles have been produced;

              (e) with respect to 2,500,000 shares of Common Stock, on the earlier of (i) December 31, 2006, if on or before such date DCC has commenced, or caused a supplier reasonably acceptable to the Company to commence, production of commercial quantities of an Integrated Head Unit, and such Integrated Head Unit has passed the Company's reasonable type acceptance requirements; provided that if DCC fails to commence, or fails to cause a supplier reasonably acceptable to the Company to commence, such production on or prior to December 31, 2006 solely as a result of the failure of the Company (or a supplier to the Company) to deliver to DCC, on or prior to September 30, 2005, commercial quantities of the Sirius Standard Module, then such December 31, 2006 date shall be extended by the number of days such delivery to DCC has been delayed, or (ii) the date on which 3,200,000 Eligible Vehicles have been produced;

              (f) with respect to 1,500,000 shares of Common Stock, on the earlier of (i) December 31, 2004, if on or prior to such date, DCC has shipped 100,000 Bundled DCC Factory Enabled Vehicles to its authorized dealers or DCC approved "ship-to-points" or (ii) the date on which 250,000 Eligible Vehicles have been produced;

              (g) with respect to 2,500,000 shares of Common Stock, on the earlier of (i) December 31, 2005, if on or prior to such date DCC has shipped 400,000 Bundled DCC Factory Enabled Vehicles to its authorized dealers or DCC approved "ship-to-points" or (ii) the date on which 800,000 Eligible Vehicles have been produced;

              (h) with respect to 2,500,000 shares of Common Stock, on the earlier of (i) December 31, 2006, if on or prior to such date DCC has shipped 700,000 Bundled DCC Factory Enabled Vehicles to its authorized dealers or DCC approved "ship-to-points" or (ii) the date on which 1,600,000 Eligible Vehicles have been produced;

              (i) with respect to 5,000,000 shares of Common Stock, on the earlier of (i) December 31, 2007, if on or prior to such date DCC has shipped 1,000,000 Bundled DCC Factory Enabled Vehicles to its authorized dealers or DCC approved "ship-to-points" or (ii) the date on which 2,400,000 Eligible Vehicles have been produced; and

              (j) with respect to 1,500,000 shares of Common Stock, upon execution and delivery of an agreement between the Company and Mitsubishi Motors North America, Inc., in form and substance acceptable to the Company, pursuant to which, among other things, Mitsubishi Motors North America, Inc. agrees to factory-install Sirius Receivers in its vehicles on an exclusive basis.

         1.2 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, including Section 1.1, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

              (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

              (b) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

         1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon (i) the delivery to the Company of any certificates, legal opinions, and other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act, (ii) receipt by the Company of FCC approval of the proposed exercise, if such approval is required (as determined by a written opinion of the Company's special FCC counsel, delivered to the Warrantholder) to maintain any license granted to the Company by the FCC, or to maintain the Company's eligibility for any FCC license for which it has applied, or reasonably expects to apply, for, (iii) in the event that the acquisition of the Warrant Shares is subject to the provisions of the HSR Act, any person or entity required to file a notification and report in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated, and (iv) receipt by the Company of approval of any other applicable Governmental Authority of the proposed exercise. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such approvals, certificates, legal opinions or other documents are reasonably acceptable to the Company. The cost of such approvals, certificates, legal opinions and other documents, if required, shall be borne by the Warrantholder.

         1.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

         1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

         1.6 Divisibility of Warrant; Transfer of Warrant. (a) This Warrant may only be transferred by the Warrantholder with the prior written consent of the Company; provided that the Warrantholder shall have the right to transfer this Warrant to any wholly-owned subsidiary of the original Warrantholder. Except as set forth above, any transfer of this Warrant without the prior written consent of the Company shall be void and of no force and effect. Except as set forth above, the Warrantholder expressly agrees not to sell, transfer, assign or otherwise dispose of any of the Warrant Shares until the first anniversary of the acquisition of such Warrant Shares pursuant to this Warrant without the prior written consent of the Company.

         (b) Subject to the provisions of this Section, this Warrant may be divided into warrants of one thousand shares or multiples thereof, upon surrender at the office of the Company located at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020, without charge to any Warrantholder. Subject to the provisions of this Section, upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

         (c) Subject to the provisions of this Section 1.6, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, the Warrantholder shall give written notice to the Company of the Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition to the restrictions contained in this Section, the Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not reasonably acceptable to the Company. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

         2. Restrictions on Transfer; Restrictive Legends. Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to
Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

              THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

         Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

         By acceptance of this Warrant, the Warrantholder expressly agrees that it will at all times comply with the restrictions contained in Rule 144(e) under the Securities Act (as in effect on the date hereof) when selling, transferring or otherwise disposing Warrant Shares, even if such restrictions would not then be applicable to the Warrantholder.

         3. Reservation and Registration of Shares. The Company covenants and agrees as follows:

              (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

              (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any liens and encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

              (c) it will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

         4. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

         5. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

         6. Certain Adjustments.

         6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                  (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock; or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant shall be increased so that the Warrantholder shall be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price shall be adjusted as provided below in paragraph (g).

              (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant shall be decreased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price shall be adjusted as provided below in paragraph
         (g).

              (c) Reorganization. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other Person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The Company shall not effect any such consolidation, merger or sale, lease or other transfer, unless prior to, or simultaneously with, the consummation thereof, the successor Person (if other than the Company) resulting from such consolidation or merger, or such Person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

              (d) Distributions to all Holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including regular quarterly cash dividends and distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of this Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Subsection. The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

              (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company shall pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

              (f) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

              (g) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

         6.2 Rights Offering. In the event the Company shall effect an offering of Common Stock or preferred stock among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) give notice to the Warrantholder that such rights offering will take place. The Company shall not be required to make any adjustment pursuant to Section 6.1 with respect to the issuance of shares of Common Stock or preferred stock pursuant to a rights offering in which the holder hereof is offered the right to participate under the provisions of this
Section 6.2, assuming this Warrant was fully exercisable in accordance with
Section 1.1.

         6.3 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price is adjusted pursuant to Section 6.1, the Company shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing (which shall be appointed at the Company's expense and may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

         6.4 Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

         6.5 Effect of Failure to Notify. Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice, pursuant to Sections 6.3 and 6.4 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

         7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to each Holder so long as such Holder owns Warrants, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

         8. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Holders who hold a majority in interest of the Warrants; provided that it is not necessary that the exact form of the amendment be approved by the holders of a majority in interest of the Warrants if such holders have approved the substance of such amendment. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder and the Company.

         9. Expiration of the Warrant. The obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

         10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

              "Aftermarket Freightliner Receiver" shall mean each Sirius Receiver equipped to receive the Sirius Service, and not any Competing Service, which is sold by a Freightliner dealer, Travel Center of America location or other heavy truck dealer or service center owned, controlled by or affiliated with Freightliner from time to time.

              "Assignment Form" shall mean an instrument of transfer of a warrant in the form annexed hereto as Exhibit B.

              "Board" shall mean the Board of Directors of the Company or any duly authorized committee thereof.

              "Bundled DCC Factory Enabled Vehicle" shall mean any DCC Factory Enabled Vehicle that includes a one-year prepaid subscription to the Sirius Service.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

              "By-laws" shall mean the Amended and Restated By-laws of the Company, as the same may be amended and in effect from time to time.

              "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

              "Common Stock" shall have the meaning specified on the cover of this Warrant.

              "Company" shall have the meaning specified on the cover of this Warrant.

              "Competing Service" shall mean any satellite digital audio radio service offered in the continental United States within the frequency range from 2310 to 2360 megahertz.

              "Contractual Obligation" shall mean as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

              "DaimlerChrysler" shall have the meaning specified on the cover of this Warrant.

              "DaimlerChrysler Enabled Vehicle" shall mean any vehicle which contains a Sirius Receiver capable of receiving the Sirius Service, and not any Competing Service, that was installed in (a) a factory owned or operated by DaimlerChrysler, any present or future subsidiary of DaimlerChrysler, or (b) the factory from which DaimlerChrysler or any present or future subsidiary of DaimlerChrysler acquired such vehicle for distribution in the United States, or (c) any other service facility designated in writing by DaimlerChrysler (which may include dealerships as long as such installation principally results from a program authorized by DaimlerChrysler).

              "DCAG" shall have the meaning specified on the cover of this Warrant.

              "DCC" shall have the meaning specified on the cover of this Warrant.

              "DCC Factory Enabled Vehicle" shall mean any DCC vehicle that contains a Sirius Receiver that was installed in a factory owned or operated by DCC or any present or future subsidiary of DCC.

              "Eligible Vehicle" means a DaimlerChrysler Enabled Vehicle or any vehicle containing an Aftermarket Freightliner Receiver.

              "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

              "Exercise Form" shall mean a request to exercise this Warrant in the form annexed hereto as Exhibit A.

              "Exercise Price" shall have the meaning specified on the cover of this Warrant.

              "Expiration Date" shall have the meaning specified on the cover of this Warrant.

              "Fair Market Value" shall mean, with respect to a share of Common Stock as of a particular date (the "Determination Date"):

              (i) if the Common Stock is registered under the Exchange Act, (a) the average of the daily closing sales prices of the Common Stock for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of trading days before such date for which closing sales prices are available, in the case of each of
         (a) and (b), as certified by any Vice President or the Chief Financial Officer of the Company; or

              (ii) if the Common Stock is not registered under the Exchange Act, then the Fair Market Value shall be as reasonably determined in good faith by the Board or a duly appointed committee of the Board (which determination shall be reasonably described in the written notice given to the Warrantholder).

         For the purposes of clause (i) of this definition, the closing sales price for each such trading day shall be: (1) in the case of a security listed or admitted to trading on any

         United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company;
         (3) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Fair Market Value shall be determined as if the securities were not registered under the Exchange Act

              "FCC" shall mean the Federal Communications Commission.

              "Freightliner" shall have the meaning specified on the cover of this Warrant.

              "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

              "Head Unit" shall mean a device, which is integrated in the dashboard of a vehicle, which provides the user interface for the reception of radio signals and, in some cases, the playback of recorded media, such as cassette tapes, compact discs, minidiscs and DVDs.

              "Holder(s)" shall mean holder(s) of Warrants.

              "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

              "Integrated Head Unit" shall mean a Head Unit which is capable of receiving and outputting the Sirius Service, and all related textual data, as a result of circuitry contained in the Head Unit.

              "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

              "Mercedes" shall have the meaning specified on the cover of this Warrant.

              "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotations System.

              "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

              "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and Bylaws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

              "Rule 144" shall have the meaning specified in Section 7.

              "SEC" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

              "Securities Act" shall have the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

              "Sirius Chip Set" shall mean the generation 2.5 set of integrated circuits (including the Northstar baseband and combined tuner chip) capable of receiving, decoding, decompressing and outputting the Sirius Service.

              "Sirius Receiver" shall mean (a) a Head Unit which is capable of receiving and outputting the Sirius signal, either as a result of circuitry included in the Head Unit itself or as a result of another device and (b) an antenna capable of receiving the Sirius signal.

              "Sirius Service" shall mean the digital audio radio service that the Company offers to Sirius Subscribers which permits such Sirius Subscribers to receive a multichannel audio service broadcast from satellites and, in certain instances, terrestrial repeaters.

              "Sirius Standard Module" shall mean a device manufactured by Ki Ryung Electronics Co., Ltd. or Wistron NeWeb Corporation that contains a Sirius Chip Set and, when integrated into a Head Unit, enables such Head Unit to receive and output the Sirius Service and all related textual data.

              "Sirius Subscriber" shall mean any person or entity that pays the Company for the right to receive the Sirius Service.

              "Subsidiary" shall mean, in respect of any Person, any other Person of which, at the time as of which any determination is made, such Person or one or more of its subsidiaries has, directly or indirectly, voting control.

              "Warrantholder" shall have the meaning specified on the cover of this Warrant.

              "Warrant Shares" shall have the meaning specified on the cover of this Warrant.

         11. No Impairment. The Company shall not by any action, including, without limitation, amending the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassesable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

         12. Miscellaneous.

         12.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

         12.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholders and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         12.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         12.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         12.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

         12.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  if to the Company, addressed to:

                  Sirius Satellite Radio Inc.
                  1221 Avenue of the Americas
                  36th Floor
                  New York, New York  10020
                  Attention:  Chief Financial Officer
                  Telecopy:   (212) 584-5353

                  if to the Warrantholder, addressed to:

                  DaimlerChrysler AG
                  c/o DaimlerChrysler Corporation
                  1000 Chrysler Drive
                  CIMS 485-14-78
                  Auburn Hills, Michigan  48326-2766
                  Attention:  Assistant Secretary
                  Telecopy:   (248) 512-1771

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

         12.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         12.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

         12.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         12.10 Representations of the Company. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

              (a) Corporate Existence and Power. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

              (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or the Certificate of Incorporation or Bylaws.

              (c) Issuance of Warrant Shares. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

              (d) Binding Effect. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                   SIRIUS SATELLITE RADIO INC.


                                   By: /s/ Patrick L. Donnelly
                                       -----------------------------------
                                           Patrick L. Donnelly
                                           Executive Vice President and
                                           General Counsel

Dated: June 3, 2004

Attest:



By: /s/ Douglas Kaplan
    -----------------------------
        Douglas Kaplan
        Assistant Secretary

                                                                       Exhibit A


                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of Sirius Satellite Radio Inc. in the amount of $__________, which amount includes payment of the par value for _________ of the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is

______________________________________________________________________.

Dated:______________


                                    Signature_____________________________


                                             _____________________________
                                                      (Print Name)

                                             _____________________________
                                                    (Street Address)

                                             ______________________________
                                                (City)  (State)  (Zip Code)


Signed in the Presence of:

_____________________________

                                                                       Exhibit B

                               FORM OF ASSIGNMENT

               (To be executed only upon transfer of this Warrant)

         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of Sirius Satellite Radio Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant, and appoints ______________________ Attorney to make such transfer on the books of Sirius Satellite Radio Inc. maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by Sirius Satellite Radio Inc.

Dated:______________


                                    Signature_____________________________


                                             _____________________________
                                                      (Print Name)

                                             _____________________________
                                                    (Street Address)

                                             ______________________________
                                                (City)  (State)  (Zip Code)


Signed in the Presence of:

_____________________________